Exhibit 99.1

Chicago Atlantic BDC, Inc. Reports Second Quarter 2025 Financial Results

NEW YORK, August 14, 2025 --- Chicago Atlantic BDC, Inc. (“LIEN” or the “Company”) (NASDAQ: LIEN), a specialty finance company that has elected to be regulated as a business development company, today announced its financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Highlights and Subsequent Activity

●	Total gross investment income of $13.1 million

●	Net investment income of $7.7 million, or $0.34 per weighted average share outstanding

●	Total investment portfolio of $307.5 million at fair value

●	Net asset value (“NAV”) per share was $13.23 on June 30, 2025

●	Declared a dividend of $0.34 per share for the quarter ending September 30, 2025 payable on October 10, 2025 to shareholders of record of September 29, 2025

●	Funded nine portfolio companies with $39.1 million in aggregate par value during the second quarter of 2025

●	Subsequent to quarter end, the Company funded $17.2 million in investments across five borrowers

●	As of June 30, 2025, there were 22,820,408 common shares issued and outstanding on a basic and fully diluted basis

Peter Sack, Chief Executive Officer of the Company, commented, “Through a consistent and measured approach, we deployed $56 million in gross fundings by principal value during the second quarter and to date in the third quarter. These investments were partially funded with borrowings on our new senior credit facility. With the originations pipeline of cannabis and non-cannabis opportunities growing to over $780 million across the Chicago Atlantic platform, we believe the credit facility will provide a distinct advantage in meeting the needs for borrowers’ upcoming debt maturities, growth capital and potential ESOP transactions.”

Portfolio and Investment Activity

●	As of June 30, 2025, the Company’s investment portfolio had an aggregate fair value of approximately $307.5 million across 31 portfolio companies.

●	During the quarter ended June 30, 2025, the Company funded nine portfolio companies with an aggregate par value of $39.1 million, three of which were in new borrowers. Subsequent to quarter end, the Company funded five investments with an aggregate par value of $17.2 million, three of which were to new borrowers.

●	During the quarter ended June 30, 2025, the Company had principal repayments of $22.3 million of which $3.1 million was receivable as of June 30, 2025.

●	As of June 30, 2025, there were no loans on non-accrual status.

Results of Operations

For the three months ended June 30, 2025, total investment income was approximately $13.1 million. For the three months ended June 30, 2025, the Company incurred net expenses of approximately $5.4 million, resulting in net investment income of approximately $7.7 million, or $0.34 per weighted average share, and a net increase in net assets from operations of approximately $8.6 million, or $0.38 per weighted average share.

Liquidity and Capital Resources

As of June 30, 2025, the Company had $108.8 million of liquidity including $13.8 million of cash and cash equivalents and $5.0 million of borrowings outstanding on its $100 million senior credit facility. As of August, 14 2025 the Company has no outstanding borrowings on its senior credit facility and $125.4 million of liquidity.

Net Asset Value

As of June 30, 2025, NAV per share was $13.23 compared with $13.19 as of March 31, 2025. The slight increase in NAV per share was primarily driven by growth in net assets from operations, offset by dividend payments. Total net assets as of June 30, 2025 were $301.8 million compared to $301.0 million as of March 31, 2025.

Dividend

The Company’s Board of Directors declared a cash dividend of $0.34 per share for the quarter ending September 30, 2025 payable on October 10, 2025 to shareholders of record of September 29, 2025

Conference Call and Quarterly Earnings Presentation

The Company will host a conference call and live audio webcast, both open for the general public to hear, to discuss the Company's second quarter 2025 financial results at 9:00 a.m. Eastern Time on Thursday, August 14, 2025. The number to call for the conference call is (833) 630-1956 (international callers: 412-317-1837). The live audio webcast of the call will also be available on the Company’s website at lien.chicagoatlantic.com.

A replay of the call will be available at lien.chicagoatlantic.com by the end of day on August 14, 2025.

Call Details – Chicago Atlantic BDC, Inc. Second Quarter 2025 Financial Results:

●	When: Thursday, August 14, 2025

●	Time: 9:00 a.m. ET

●	Webcast Live Stream: https://edge.media-server.com/mmc/p/f59d9m79

●	Replay: lien.chicagoatlantic.com

LIEN posted its Second Quarter 2025 Earnings Presentation on the Events and Presentations page of its website, lien.chicagoatlantic.com. LIEN routinely posts important information for investors on its website. The Company intends to use this website as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. The Company encourages investors, analysts, the media and others interested in LIEN to monitor the Investor Relations page of its website, in addition to following its press releases, Securities and Exchange Commission (“SEC”) filings, publicly available earnings calls, presentations, webcasts and other information posted from time to time on the website. Please visit the IR Resources section of the website to sign up for email notifications.

About Chicago Atlantic BDC, Inc.

The Company is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and has elected to be treated as a regulated investment company for U.S. federal income tax purposes. The Company’s investment objective is to maximize risk-adjusted returns on equity for its stockholders by investing primarily in direct loans to privately held middle-market companies, with a primary focus on cannabis companies. The Company is managed by Chicago Atlantic BDC Advisers, LLC, an investment manager focused on the cannabis industry and other niche or underfollowed sectors. For more information, please visit lien.chicagoatlantic.com.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contact

Tripp Sullivan

Lisa Kampf

SCR Partners

LIEN@chicagoatlantic.com

CHICAGO ATLANTIC BDC, INC.

Statements of Assets and Liabilities

	June 30, 2025	March 31, 2025
	(Unaudited)	(Unaudited)
ASSETS
Investments at fair value:
Non-control/non-affiliate investments at fair value (amortized cost of $305,718,723 and $288,402,119, respectively)	$307,499,004	$289,262,741
Cash and cash equivalents	13,829,354	14,921,739
Due from affiliates	6,517,715	5,202,278
Interest receivable	2,480,774	3,061,836
Prepaid expenses and other assets	1,423,572	1,250,109
Total assets	$331,750,419	$313,698,703

LIABILITIES
Payable for Investments Purchased	$11,760,000	$-
Distributions payable	7,758,939	7,758,931
Revolving line of credit	5,000,000	-
Income-based incentive fees payable	1,968,640	2,122,865
Management fee payable	1,345,331	1,339,250
Due to affiliates	724,306	197,344
Professional fees payable	629,000	756,602
Capital gains incentive fees payable	299,006	115,074
Other payables	155,002	62,816
Unearned interest income	126,136	213,269
Offering costs payable	92,615	-
Deferred financing costs payable	47,881	114,548
Total liabilities	$29,906,856	$12,680,699

Commitments and contingencies (Note 6)

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized, 22,820,408 and 22,820,386 shares issued and outstanding, respectively	$228,204	$228,204
Additional paid-in-capital	303,152,264	303,152,031
Distributable earnings (accumulated loss)	(1,536,905)	(2,362,231)
Total net assets	$301,843,563	$301,018,004
NET ASSET VALUE PER SHARE	$13.23	$13.19

CHICAGO ATLANTIC BDC, INC.

Statements of Operations

(Unaudited)

	For the Three Months Ended
	June 30, 2025	March 31, 2025
INVESTMENT INCOME
Non-control/non-affiliate investment income
Interest income	$11,906,066	$11,279,456
Fee income	1,173,972	643,546
Total investment income	13,080,038	11,923,002

EXPENSES
Income-based incentive fees	1,968,637	1,916,277
General and administrative expense	1,366,783	974,477
Management fee	1,345,331	1,260,875
Legal expenses	313,139	250,926
Interest expense	301,260	145,381
Professional fees	275,860	215,726
Capital gains incentive fees	183,932	(6,813)
Other expenses	169,717	144,422
Audit expense	153,750	190,002
Sub-administrator fees	128,805	157,785
Transaction expenses related to the Loan Portfolio Acquisition	-	-
Excise tax expense	-	-
Total expenses	6,207,214	5,249,058
Waiver of General and administrative expense	-	(658,477)
Expense limitation agreement	(791,783)	(316,000)
Net expenses	5,415,431	4,274,581
NET INVESTMENT INCOME (LOSS)	7,664,607	7,648,421

NET REALIZED GAIN (LOSS) FROM INVESTMENTS
Non-controlled non-affiliate investments	-	-
Net realized gain (loss) from investments	-	-

NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON INVESTMENTS
Non-controlled/non-affiliate investments	919,658	(34,064)
Net change in unrealized appreciation (depreciation) on investments	919,658	(34,064)
Net realized and unrealized gains (losses)	919,658	(34,064)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$8,584,265	$7,614,357

NET INVESTMENT INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$0.34	$0.34
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - BASIC AND DILUTED	$0.38	$0.33
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	22,820,405	22,820,386

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